                                                                   EXHIBIT 10.19

                           ASSET PURCHASE AGREEMENT
                           ------------------------

THIS AGREEMENT MADE EFFECTIVE AS OF THE 1ST DAY OF JANUARY, 1997 (the "Effective Date"), EXECUTED THIS 16TH DAY OF JANUARY, 1997 (the "Execution Date").

BETWEEN:

          INTERURBAIN COMMUNICATIONS, INC., a corporation incorporated under the laws of New Jersey, U.S.A. having a place of business at 230 West Parkway, Unit 10, Pompton Plains, New Jersey, U.S.A. 07444;

          ("Interurbain")

AND:
          JOSHUA EMANUEL,
          DAVID EMANUEL,
          ARTHUR FREEDBERG
          LAWRENCE FREEDBERG,
          all c/o 230 West Parkway, Unit 10,
          Pompton Plains, New Jersey, U.S.A. 07444;

          (individually a "Principal" and collectively the "Principals")

AND:
          DATAWAVE SYSTEMS INC, a company incorporated under the laws of British Columbia having a place of business at 101 West 5th Avenue, Vancouver, British Columbia, Canada
          V5Y 1H9;

          ("Datawave")

AND:
          DTV TELECOMMUNICATIONS (US) INC., a corporation incorporated under the laws of Nevada having a place of business at 1280 Pacific Drive, Suite 206, Walnut Creek, California, U.S.A. 94596;

          ("DTV")
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WHEREAS:

A. Interurbain operates the business (the "Business") of placing, maintaining and servicing vending machines selling pre-paid phone cards;

B. The Principals are the recorded and beneficial owners of all of the shares of Interurbain, the only directors and officers of Interurbain, and the key employees of Interurbain;

C. DTV is a wholly-owned subsidiary of Datawave Systems (US) Inc. (a Nevada corporation) which in turn is a wholly owned subsidiary of Datawave;

D. Interurbain has agreed to sell the assets (the "Assets") constituting the Business of Interurbain, more particularly described on Schedule "A" to this Agreement, to DTV and DTV has agreed to purchase the Assets on the terms and conditions set forth in this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained, the parties hereto do covenant and agree (the "Agreement") each with the other as follows:

1.    REPRESENTATIONS AND WARRANTIES

1.1 In order to induce Datawave and DTV (collectively, the "Purchasers") to enter into this Agreement and complete their respective transactions contemplated hereunder, Interurbain and the Principals jointly and severally represent and warrant to the Purchasers that:

     (a)  Interurbain:

          (i) was and remains duly incorporated under the laws of the State of New Jersey; and

          (ii) is in good standing with respect to the fling of annual reports with the appropriate regulatory body in the State of New Jersey;

     (b) Interurbain holds all material licences and permits that are required for carrying on its Business in the manner in which such Business has been carried on immediately prior to the Time of Closing (as hereinafter defined);

     (c) the Assets represent all of the assets necessary for the conduct of the Business for which such Business has been carried on immediately prior to the Time of Closing;

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     (d)  Interurbain is the beneficial owner of the Assets and, in those cases where title to the Assets can be registered, the registered owner of those Assets, and such Assets represent all of the property and assets used in all material respects by Interurbain to carry on the Business in all jurisdictions in the manner in which it carries on the Business immediately prior to the Time of Closing;

     (e) Interurbain has the corporate power to own the Assets and to carry on the Business and Interurbain is duly qualified to carry on the Business in the State of New Jersey and will be immediately prior to the Time of Closing;

     (f) Interurbain has good and marketable title to the Assets free and clear of all liens, charges and encumbrances of any kind whatsoever save and except those specified as "Permitted Encumbrances" on Schedule "A" to this Agreement;

     (g) all machinery and equipment of any kind whatsoever comprised in the Assets are, and will be at the Time of Closing, in reasonable operating condition and in a state of reasonable maintenance and repair taking into account their age and use, wear and tear in the ordinary course of business excluded;

     (h) Interurbain maintains insurance against loss of, or damage to, the Assets by all insurable risks on a replacement cost basis and reasonable insurance with respect to public liability for a business of its size and nature;

     (i) the contracts and agreements included on Schedule "A" to this Agreement (collectively the "Material Contracts") constitute all of the material contracts and agreements necessary to conduct the Business in the manner in which Interurbain conducts the Business immediately prior to the Time of Closing;

     (j) except as is noted on Schedule "A" to this Agreement, the Material Contracts are in good standing in all material respects and not in default in any material respect;

     (k) except as is noted on Schedule "A" to this Agreement, all of the Material Contracts can be terminated by Interurbain on not more than one month's notice except as may be required by principles of equity;

     (l) all of the Material Contracts are assignable without the consent of the parties thereto other than Interurbain or, in the alternative, with their consent and Interurbain will use its best efforts to obtain such consent prior to the Time of Closing;

     (m) the Principals are the only shareholders, directors and officers of Interurbain and attached as Schedule "J" is a true and complete list of all employees of

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          Interurbain and their respective titles of employment as of the Time of Closing;

     (n) to the best of their knowledge, there are no actions, suits, judgments, investigations or proceedings of any kind whatsoever of a material nature outstanding, pending or threatened against or affecting Interurbain, the Principals (or any one of them) or any part of the Assets at law or in equity or before or by any Federal, State, Municipal or other governmental department, commission, board, bureau or agency of any kind whatsoever and there is no basis therefor and there are no prior felony convictions or other similar criminal convictions of any of the Principals;

     (o) to the best of their knowledge, neither Interurbain nor any of the Principals is in breach of any law, ordinance, statute, regulation, by-law, order or decree of any material nature that would have a material adverse impact on the Assets;

     (p) in connection with the acquisition of the Datawave Securities (as defined below) by Interurbain (or, if so directed by Interurbain, the Principals), Interurbain or each of the Principals, as the case may be:

          (i) is acquiring the Datawave Securities for investment purposes only and not with a view to, or for resale in connection with, any distribution thereof;

          (ii) is aware of the business affairs and financial condition of Datawave and has acquired sufficient information about Datawave to reach an informed and knowledgeable decision to acquire the Datawave Securities; and

          (iii) understands that none of the Datawave Securities have been registered under the Securities Act of 1933 and that they will be issued in reliance upon a specific exemption therefrom, or under the Securities Act of 1933, which exemption depends upon, among other things, the bona fide nature of the investment intent expressed herein, and each of Interurbain further represents and covenants that they will not offer, sell or otherwise dispose of any of the Datawave Securities except in compliance with all applicable federal and state securities laws of the United States and New Jersey and of all applicable securities laws of the Provinces of Canada;

     (q) Interurbain and each of the Principals has good and sufficient right and authority to enter into this Agreement and complete their respective transactions contemplated under this Agreement on the terms and conditions set forth herein;

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     (r)  to the best of their knowledge, the execution and delivery of this
          Agreement, the performance of their respective obligations under this Agreement and the completion of their respective transactions contemplated under this Agreement will not:

          (i) conflict with, or result in the breach of, in any material respect, or the acceleration of any indebtedness under, or constitute default under, the Certificate of Incorporation, as it shall have been amended from time to time and the By-laws of Interurbain or any indenture, mortgage, agreement, lease, licence or other instrument of any kind whatsoever of a material nature to which Interurbain or any of the Principals is a party or by which any one of them is bound, or any judgment or order of any kind whatsoever of any Court or administrative body of any kind whatsoever by which any one of them is bound; or

          (ii) result in the violation of any law or regulation of any kind whatsoever a material nature by Interurbain or by any of the Principals;

     (s) neither Interurbain nor any of the Principals has incurred any liability for brokers' or finder's fees of any kind whatsoever with respect to this Agreement or any transaction contemplated under this Agreement; and

     (t) the representations and warranties of Interurbain and the Principals contained in this Agreement disclose all material facts specifically relating to the transactions involving Interurbain, the Principals and the Assets contemplated under this Agreement which at the Time of Closing may materially and adversely affect the ability of Interurbain and the Principals to perform their respective obligations under this Agreement.

1.2 The representations and warranties of Interurbain and the Principals contained in this Agreement shall be true at the Time of Closing as though they were made at the Time of Closing and they shall survive the completion of the transactions contemplated under this Agreement and remain in full force and effect for a period of two years for the benefit of the Purchasers.

1.3 In order to induce Interurbain and the Principals to enter into this Agreement and complete their respective transactions contemplated hereunder, the Purchasers jointly and severally represent and warrant to Interurbain and to the Principals that:

     (a) Datawave was and remains duly incorporated under the laws of British Columbia and:

          (i) Datawave is a "reporting issuer" as that term is defined in the Securities Act, S.B.C. 1985 c.83 as amended (the "Securities Act");

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          (ii)  Datawave is in good standing with respect to the filing of annual reports with the British Columbia Registrar of Companies; and

          (iii) Datawave's common shares are listed and, as of the Time of Closing, posted for trading on the Vancouver Stock Exchange;

     (b)  DTV:

          (i) was and remains duly incorporated under the laws of the State of Nevada; and

          (ii) is in good standing with respect to the filing of annual reports with the appropriate regulatory body in the State of Nevada;

     (c) as of the Effective Date, the authorized share capital of Datawave consisted of 50,000,000 common shares without par value of which 20,886,526 common shares were issued and outstanding;

     (d) the Datawave Shares will be, when issued in accordance with this Agreement, validly issued as fully paid and non-assessable common shares of Datawave registered in the name of Interurbain (or as it may direct) and free and clear of all liens, charges, encumbrances and voting restrictions other than trade restrictions as may apply by operation of Applicable Securities Laws (as defined below);

     (e) the Purchasers hold all material licences and permits that are required for carrying on their respective businesses in the manner in which such businesses have been carried on;

     (f) the Purchasers have the corporate power and authority to acquire the Assets and good and sufficient right and authority to enter into this Agreement and complete their respective transactions contemplated under this Agreement on the terms and conditions set forth herein;

     (g) to the best of their knowledge, the execution and delivery of this Agreement, the performance of their respective obligations under this Agreement and the completion of their respective transactions contemplated under this Agreement will not:

          (i) conflict with, or result in the breach of, in any material respect, or the acceleration of any indebtedness under, or constitute default under, the constating documents of either of the Purchasers, or any indenture, mortgage, agreement, lease, licence or other instrument of any kind whatsoever of a material nature to which either of the Purchasers is a party or by which either of the Purchasers is bound, or any judgment or order of any kind whatsoever of any Court or administrative body of any kind whatsoever by which either of the Purchasers is bound; or

          (ii) result in the violation of any law or regulation of any kind whatsoever of a material nature by either of the Purchasers;

     (h) the audited financial statements of Datawave for its fiscal year ended March 31, 1996 and the unaudited financial statements of Datawave for the interim six month period ended September 30, 1996 of its current fiscal year (collectively "Datawave's Financial Statements") are true and correct in every material respect and present fairly and accurately the financial position and results of the operations of Datawave for the periods then ended and Datawave's Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis;

     (i) since September 30, 1996 there has not been any material adverse change of any kind whatsoever in the financial position or condition of Datawave or any damage, loss or other change of any kind whatsoever in circumstances materially affecting the business or assets of Datawave or the right or capacity of Datawave to carry on its business;

     (j) there are no material liabilities of Datawave, whether direct, indirect, absolute, contingent or otherwise which are not disclosed or reflected in Datawave's Financial Statements except those incurred in the ordinary course of business of Datawave since September 30, 1996 which are recorded in the books and records of Datawave;

     (k) to the best of its knowledge, there are no actions, suits, judgments, investigations or proceedings of any kind whatsoever of a material nature outstanding, pending or threatened against or affecting either of the Purchasers at law or in equity or before or by any Federal, Provincial, State, Municipal or other governmental department, commission, board, bureau or agency of any kind whatsoever and them is no basis therefor;

     (l) to the best of their knowledge, the Purchasers are not in material breach of any law, ordinance, statute, regulation, by-law, order or decree of any kind whatsoever;

     (m) the Purchasers have not incurred, and Interurbain and the Principals will not incur, any liability for broker's or finder's fees of any kind whatsoever on behalf of the Purchasers with respect to this Agreement or any transaction contemplated under this Agreement; and

     (n) the representations and warranties of the Purchasers contained in this Agreement disclose all material facts specifically relating to the transactions

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          involving the Purchasers contemplated under this Agreement which at the Time of Closing may materially and adversely affect the ability of the Purchasers to perform their respective obligations under this Agreement.

1.4 The representations and warranties of the Purchasers contained in this Agreement shall be true at the Time of Closing as though they were made at the Time of Closing and they shall survive the completion of the transactions contemplated under this Agreement and remain in full force and effect for a period of two years for the benefit of Interurbain and the Principals.

2.    PURCHASE AND SALE

2.1 Subject to the terms and conditions of this Agreement, Interurbain agrees to sell the Assets to Datawave, and Datawave agrees with Interurbain to purchase the Assets, on the Closing Date for the sum of $880,000 in Canadian funds (the "Purchase Price"). Datawave shall cause the Assets to be acquired by DTV at the Time of Closing.

2.2 The Purchase Price shall be paid by Datawave to Interurbain by the issuance of a total of up to 1,600,000 common shares without par value in the capital stock of Datawave (the "Datawave Shares") at a price of Cdn. $0.55 per Datawave Share. Subject to adjustment as provided for herein, the Datawave Shares will be issued as follows:

     (a) 210,000 Datawave Shares (the "First Tranche on the date which is three months following the Effective Date;

     (b) 210,000 Datawave Shares (the "Second Tranche") on the date which is six months following the Effective Date;

     (c) 590,000 Datawave Shares (the "Third Tranche") on the date which is nine months following the Effective Date; and

     (d) 590,000 Datawave Shares (the "Fourth Tranche") on the date which is one year following the Effective Date.

Provided that none of the Principals is in material default of his obligations under this Agreement (or any agreement entered into him pursuant hereto), then the four tranches of Datawave Shares to be issued over time as provided for above shall become immediately issuable in the event that one or more of the following events occurs:

     (a) the Company proposes to undertake a merger or amalgamation (by arrangement, take over, reorganization or otherwise) with another corporation which has the result of causing the issuance of that number of common shares of the Company as is equal to 40% or more of its issued and outstanding share capital after taking into account such issuance; or

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

     (b) the Company proposes to undertake the sale of all or substantially all of its assets; or

     (c) the proposed sale of 40% or more of the issued and outstanding shares of the Company from a group of vendors acting jointly or in concert (other than to an associate or affiliate of the vendors or any one of them);

and such Datawave Shares will be issuable no later then the day preceding the closing of such transaction or, if applicable, the record date set for shareholder approval of such transaction.

2.3       In the event that:

     (a) the Pathmark Agreement (as defined on Schedule "A") is cancelled or terminated (other than as the result of any act or omission of the Purchasers after the Time of Closing) or materially breached or altered by Pathmark in the first six months following the Effective Date, then the number of Datawave Shares to be issued to Interurbain shall be reduced by 180,000 Datawave Shares, such reduction to be effected by reducing the Third Tranche and Fourth Tranche share issuances by 90,000 Datawave Shares each;

     (b) the Price Choppers Agreement (as defined on Schedule "A") is cancelled or terminated (other than as the result of any act or omission of the Purchasers after the Time of Closing) or materially breached or altered by Price Choppers in the first six months following the Effective Date, then the number of Datawave Shares to be issued to Interurbain shall be reduced by 180,000 Datawave Shares, such reduction to be effected by reducing the Third Tranche and Fourth Tranche share issuances by 90,000 Datawave Shares each;

     (c) the weighted average trading price of the Company's common shares exceeds, on each of five consecutive trading days at any time during the period beginning on the Effective Date and ending on the date which is six months following the Effective Date, the sum of Cdn. $1.00, then the number of Datawave Shares to be issued to Interurbain shall be reduced by 400,000 Datawave Shares, such reduction to be effected by reducing the Third Tranche and Fourth Tranche share issuances by 200,000 Datawave Shares each; and

     (d) any one of the Principals is removed for cause (as defined by common law, unless defined in an employment agreement between the Principal and Datawave (or a subsidiary or affiliate) then in effect, in which case as defined therein) or the Principal voluntarily ceases to be an employee of the Datawave organization for any reason during the one year period following the Effective Date, then the number of the Datawave Shares that have not yet

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          25% for each Principal whose employment terminates notwithstanding any entitlement to such shares set out in paragraph 2.2.

2.4 In addition to the Datawave Shares, Datawave shall, at the Time of Closing, grant to each of the Principals, the following:

     (a) a non-transferrable share purchase warrant (the "Warrant") such Warrant to entitle the holder to purchase up to 50,000 common shares of Datawave at a price of Cdn. $1.00 per share for a period of two years following the Closing Date, and such Warrant to be in the form (the "Warrant Certificate") appearing at Schedule "B" to this Agreement and such Warrant to have the additional terms and conditions set forth in the Warrant Certificate; and

     (b) an employee stock option (the "Stock Option") such Stock Option to entitle the holder to purchase up to 50,000 common shares of Datawave at a price of Cdn. $1.00 per share for a period of five years following the Closing Date, such Stock Option to vest as follows:

          (i)   as to 12,500 shares six months following the Closing Date;

          (ii)  as to 12,500 shares one year following the Closing Date;

          (iii) as to 12,500 shares 18 months following the Closing Date; and

          (iv)  as to 12,500 shares two years following the Closing Date;

          and such Stock Option to be in the form (the "Stock Option Agreement") appearing at Schedule "C" to this Agreement and such Stock Option to have the additional terms and conditions set forth in the Stock Option Agreement.

2.5 Interurbain and the Principals jointly and severally acknowledge to and agree with the Purchasers that:

     (a) the Datawave Shares, Warrants and Stock Options (and the common shares that may be acquired upon the exercise thereof) (collectively the "Datawave Securities") will be issued pursuant to registration and prospectus exemptions in British Columbia and in the United States and New Jersey (including applicable federal exemptions) and will be subject to such trading restrictions as may be imposed under British Columbia law and the laws of the United States and New Jersey which may apply (the "Applicable Securities Laws"); and

     (b) the Datawave Securities will not be transferable before all applicable hold periods have expired; and

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     (c)  the certificate or certificates issued for the Datawave Securities will bear such legends concerning the applicable hold periods as described in the Warrant Certificate appearing at Schedule "B" to this Agreement or as may otherwise be required by the Applicable Securities Laws.

3.    COVENANTS, AGREEMENTS AND ACKNOWLEDGEMENTS

3.1 Interurbain and the Principals jointly and severally covenant and agree with the Purchasers that they shall:

     (a) from and including the Execution Date through to and including the Time of Closing at all reasonable times during normal business hours, permit the Purchasers, through their respective directors, officers, employees and authorized agents and representatives (collectively the "Purchasers' Representatives") at their own cost, full access to the books, records and property of Interurbain including, without limitation, all of the Assets, contracts and minute books of Interurbain, so as to permit the Purchasers to make such investigation (the "Purchasers' Investigation") of Interurban as the Purchasers deem necessary;

     (b) on or before the 20th day of January, 1997, provide to the Purchasers all such further documents, instruments and materials and, at the cost of the Purchasers, do all such acts and things as may be reasonably required or reasonably requested by the Purchasers to obtain Regulatory Approval including, but not limited to, providing to the Purchasers a valuation opinion of the Assets in a form and by a party acceptable to the VSE so as to permit the Datawave Shares to be issued as "trading shares" as that term is defined in VSE Listings Policy Statement No. 18;

     (c) pay all United States taxes (including State taxes) arising from or related to the transactions contemplated by this Agreement and including, without limitation, all sales taxes, excise or transfer taxes, and any income taxes of Interurbain or any of the Principals arising from this transaction;

     (d) from and including the Execution Date through to and including the Time of Closing, to the extent reasonably possible, do all such acts and things necessary to ensure that all of the representations and warranties of Interurbain and the Principals contained in this Agreement or any certificates or documents delivered by them pursuant to this Agreement remain true and correct;

     (e) from and including the Execution Date through to and including the Time of Closing, preserve and protect the Business and Assets of Interurbain (except for changes in the ordinary course of business) and, without limiting the

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          generality of the foregoing, carry on the Business of Interurbain in a reasonable and prudent manner;

     (f) from and including the Execution Date through to and including the Time of Closing, keep confidential all discussions and communications (including all information communicated therein) between the parties, and all written and printed materials of any kind whatsoever exchanged by the parties, and, if so requested by the Purchasers, Interurbain shall arrange for any director, officer, employee, authorized agent or representative of Interurbain to enter into a non-disclosure agreement with the Purchasers in a form acceptable to the Purchasers acting reasonably;

     (g) pay all severance, termination or other benefits payable to employees of Interurbain due to the transfer of the Assets to DTV or due to any employees not continuing in the employment of DTV after the Time of Closing;

     (h) cooperate with the Purchasers to effect a smooth transition of Business in accordance with the terms of this Agreement; and

     (i) use their best efforts to obtain all necessary consents from third parties as may be required for the transactions contemplated hereunder on or before the Time of Closing.

3.2 Interurbain and the Principals jointly and severally covenant and agree with the Purchasers that, from and including the Execution Date through to and including the Time of Closing, they shall:

     (a) not do any such act or thing that would render any representation or warranty of Interurbain or of the Principals contained in this Agreement or any certificates or documents delivered by them pursuant to this Agreement untrue or incorrect; and

     (b) not negotiate with any other person in respect of a purchase and sale of any of the Assets or any part of the Assets, other than a sale of part of the Assets in the ordinary course of Interurbain's business.

3.3 Interurbain and the Principals jointly and severally acknowledge to and agree with the Purchasers that the Purchasers' Investigation shall in no way limit or otherwise adversely affect the rights of the Purchasers as provided for hereunder in respect of the representations and warranties of Interurbain and of the Principals contained in this Agreement or any certificates or documents delivered by them pursuant to this Agreement.

3.4 Datawave covenants and agrees with Interurbain and with the Principals that Datawave shall:

     (a) from and including the Execution Date through to and including the Time of Closing, permit the Principals and Interurbain, through their respective directors, officers, employees and authorized agents and representatives, as the case may be, (collectively the "Vendors' Representatives") at their own cost, full access to the books, records and property of Datawave including, without limitation, all of the assets, contracts and minute books of Datawave, so as to permit them to make such investigation (the "Vendors' Investigation") of Datawave as they deem necessary;

     (b) use its best efforts to obtain Regulatory Approval for this Agreement and the transactions contemplated hereunder on or before the 21st day of February, 1997;

     (c) from and including the Execution Date through to and including the Time of Closing, to the extent reasonably possible, do all such acts and things necessary to ensure that all of the representations and warranties of the Purchasers contained in this Agreement or any certificates or documents delivered by them pursuant to this Agreement remain true and correct;

     (d) be responsible for the payment of any Canadian tax arising from or related to the transactions contemplated by this Agreement; and

     (e) from and including the Execution Date through to and including the Time of Closing and subject to its obligations as a reporting issuer listed on a stock exchange, keep confidential all discussions and communications (including all information communicated therein) between the parties, and all written and printed materials of any kind whatsoever exchanged by the parties, and, if so requested by Interurbain, Datawave shall arrange for any of the Purchasers' Representatives to enter into a non-disclosure agreement with Interurbain in a form acceptable to Interurbain acting reasonably.

3.5 The Purchasers covenant and agree with Interurbain and with the Principals that, from and including the Effective Date through to and including the Time of Closing, the Purchasers shall not knowingly do any such act or thing that would render any representation or warranty of the Purchasers contained in this Agreement or any certificates or documents delivered by them pursuant to this Agreement untrue or incorrect.

3.6 The Purchasers jointly and severally acknowledge to and agree with the Interurbain and with the Principals that the Vendors' Investigation shall in no way limit or otherwise adversely affect the rights of Interurbain and the Principals as provided for hereunder in respect of the representations and warranties of the Purchasers contained in this Agreement or any certificates or documents delivered by them pursuant to this Agreement.

4.    INDEMNITY

4.1 Notwithstanding the completion of the transactions contemplated under this Agreement or the Purchasers' Investigation, the representations, warranties and acknowledgements of Interurbain and the Principals contained in this Agreement or any certificates or documents delivered by them pursuant to this Agreement shall survive the completion of the transactions contemplated by this Agreement and shall continue in full force and effect for a period of two years for the benefit of the Purchasers. If any of the representations, warranties or acknowledgements given by Interurbain or the Principals in this Agreement are found to be untrue or there is a breach of any covenant or agreement in this Agreement on the part of Interurbain or the Principals, Interurbain and the Principals shall jointly and severally indemnify and save harmless the Purchasers from and against any and all liability, claims, debts, demands, suits, actions, penalties, fines, losses, costs (including legal fees and disbursements as charged by a lawyer to his own client), damages and expenses of any kind whatsoever which may be brought or made against the Purchasers by any person, firm or corporation of any kind whatsoever or which may be suffered or incurred by the Purchasers, directly or indirectly, arising out of or as a consequence of any such misrepresentation or breach of warranty, acknowledgement, covenant or agreement. Without in any way limiting the generality of the foregoing, this shall include any loss of any kind whatsoever which may be suffered or incurred by the Purchasers, directly or indirectly, arising out of any material assessment or reassessment levied upon Interurbain or the Principals for tax, interest and/or penalties for any period up to and including the Closing Date and all claims, demands, costs (including legal fees and disbursements as charged by a lawyer to his own client) and expenses of any kind whatsoever in respect of the foregoing.

5.    CONDITIONS PRECEDENT

5.1 The obligation of the Purchasers, or either of them, to carry out the terms of this Agreement and to complete their respective transactions contemplated under this Agreement is subject to the fulfilment to the satisfaction of the Purchasers of each of the following conditions that:

     (a) on or before the Time of Closing, the Purchasers shall have been able to complete the Purchasers' Investigation to their reasonable satisfaction;

     (b) on or before the Time of Closing, subject to Section 5.4, Datawave, DTV or another member of the Datawave organization shall have entered into satisfactory written employment agreements (collectively, the "Employment Agreements") with each of the Principals in substantially the respective forms which appear on Schedule "D" to this Agreement.

     (c) at the Time of Closing, Interurbain shall have delivered to the Purchasers, in form and content reasonably satisfactory to the Purchasers, all consents and approvals from, and assumption agreements with, such third parties as may be necessary, or as the Purchasers shall reasonably request, for the consummation of the transactions contemplated under this Agreement (collectively, the "Third Party Agreements") including, without limitation, consents from any software suppliers or vendors, lessors or parties to any Material Contracts;

     (d) at the Time of Closing, Interurbain and the Principals shall have entered into an escrow agreement (the "Escrow Agreement") between Interurbain, each of the Principals, Pitney, Hardin, Kipp & Szuch, Attorneys, (the "Escrow Agent") and each of the Purchasers, on substantially the same terms and conditions stated in the form of escrow agreement attached as Schedule "E" hereto;

     (e) prior to the Time of Closing, there shall not have occurred any material adverse change in the condition, financial or otherwise, of the Assets or of the Business operations or prospects represented by the Assets;

     (f) at the Time of Closing, the solicitors for Interurbain shall provide an opinion dated as of the Closing Date, the form of which appears as Schedule "F" to this Agreement;

     (g) as of the Time of Closing, Interurbain and the Principals shall have complied with all of their respective covenants and agreements contained in this Agreement; and

     (h) as of the Time of Closing, the representations and warranties of Interurbain and of the Principals referred to in paragraph 1.1 of this Agreement, contained elsewhere in this Agreement or contained in any certificates or documents delivered by Interurbain and by the Principals pursuant to this Agreement shall be true in all material respects as if such representations and warranties had been made by Interurbain and the Principals as of the Time of Closing.

The conditions set forth above are for the exclusive benefit of the Purchasers and may be waived by the Purchasers in whole or in part on or before the Time of Closing.

5.2 Interurbain's and the Principals' obligations to carry out the terms of this Agreement and to complete their respective transactions contemplated under this Agreement are subject to the fulfilment to their satisfaction of each of the following conditions that:

     (a) on or before the Time of Closing, each of the Principals shall have entered into their respective Employment Agreement;

     (b) at the Time of Closing, DTV shall have entered into either an assignment of each of the Third Party Agreement referred to in subparagraph 5.1(c), or a new agreement directly with such third party to replace the Third Party Agreement in question;

     (c) at the Time of Closing, the Purchasers shall have entered into the Escrow Agreement and shall have delivered to the Escrow Agent signed irrevocable treasury orders (collectively, the "Treasury Orders") providing for the issuance of the Datawave Shares bearing the appropriate legends as provided for in Section 2;

     (d) at the Time of Closing, the Purchasers shall have delivered to the Principals duly executed Warrant Certificates;

     (e) at the Time of Closing, the Purchasers shall have delivered to the Principals duly executed Stock Option Agreements;

     (f) at the Time of Closing, the solicitors for the Purchasers shall provide an opinion dated as of the Closing Date, the form of which appears as Schedule "G" to this Agreement;

     (g) as of the Time of Closing, the Purchasers shall have complied with all of their respective covenants and agreements contained in this Agreement; and

     (h) at the Time of Closing, the representations and warranties of the Purchasers referred to in paragraph 1.3 of this Agreement, contained elsewhere in this Agreement or contained in any certificates or documents delivered by them pursuant to this Agreement shall be true in all material respects as if such representations and warranties had been made by the Purchasers as of the Time of Closing.

The conditions set forth above are for the exclusive benefit of Interurbain and the Principals and may be waived by them in whole or in part on or before the Time of Closing.

5.3 The parties acknowledge and agree each with the other that this Agreement and all of the transactions contemplated under this Agreement are subject to the approval ("Regulatory Approval") of the Vancouver Stock Exchange ("VSE"). In the event that Regulatory Approval is not obtained on or before the 21st day of February, 1997, this Agreement shall terminate and be of no further force and effect. The Purchasers agree to use all reasonable efforts to obtain the Regulatory Approvals on or before February 21, 1997.

5.4 Datawave shall cause DTV to assume the position of Interurbain under the agreement made between MCI and Freemont Quality Products, Inc. ("Freemont") dated June 7, 1996 (the "MCI Agreement") so long as it is on terms no less favourable to DTV than apply to Freemont as of the Execution Date of this Agreement, subject to those conditions set forth on Schedule "A".

6.    CLOSING

6.1 The completion of the transactions contemplated under this Agreement shall be closed at the offices of Campney & Murphy, P.O. Box 48800, 2100-1111 West Georgia Street, Vancouver, British Columbia at 9:00 o'clock a.m. local time in Vancouver, B.C. (the "Time of Closing") on the fifth business day (the "Closing Date") following the date Regulatory Approval is given or at such other time and date as the parties may agree to.

6.2 At the Time of Closing, Interurbain and the Principals shall deliver to the solicitors for Datawave:

     (a) certified true copies of the resolutions of the directors and shareholders of Interurbain evidencing that the directors and shareholders of Interurbain have approved this Agreement and all of the transactions contemplated hereunder and the resolutions shall include specific reference to the sale and transfer of the Assets from Interurbain to Datawave (or if so directed by Datawave, DTV) as provided for in this Agreement;

     (b) such documentation as the Purchasers consider necessary to effect the valid sale and transfer of the Assets to DTV including, without limitation, a Bill of Sale in a form provided by the Purchasers and any documents necessary to effect the registration or assignment of any of the Assets into the name of DTV;

     (c) the Employment Agreements referred to in subparagraph 5.1 (b) of this Agreement;

     (d) the Third Party Agreements referred to in subparagraph 5.1(c) of this Agreement;

     (e) the Escrow Agreement referred to in subparagraph 5.1(d) of this Agreement;

     (f) the solicitor's opinion referred to in subparagraph 5.1(f) of this Agreement;

     (g) a certificate of confirmation signed by Interurbain and by the Principals in the form attached as Schedule "H" to this Agreement;

     (h) a certificate of good standing for Interurbain issued by the appropriate administrative body in the jurisdiction of incorporation of Interurbain; and

     (i) any other materials that are, in the opinion of the solicitors for Datawave, reasonably required to complete the transactions contemplated under this Agreement.

6.3 At the Time of Closing, the Purchasers shall deliver to the solicitors for Interurbain:

     (a) certified true copies of the resolutions of the directors of each of the Purchasers evidencing that the respective boards have approved this Agreement and all of the respective transactions of the Purchasers contemplated hereunder;

     (b)  evidence that Regulatory Approval has been obtained;

     (c) the Employment Agreements referred to in subparagraph 5.2(a) of this Agreement;

     (d) the Third Party Agreements referred to in subparagraph 5.2(b) of this Agreement;

     (e) the Escrow Agreement referred to in subparagraph 5.2(c) of this Agreement and evidence that the Treasury Orders have been delivered to the Escrow Agent as provided for in subparagraph 5.2(c) of this Agreement;

     (f) the Warrant Certificates referred to in subparagraph 5.2(d) of this Agreement;

     (g) the Stock Option Agreements referred to in subparagraph 5.2(e) of this Agreement;

     (h) the solicitor's opinion referred to in subparagraph 5.2(f) of this Agreement;

     (i) a certificate of confirmation signed by each of the Purchasers in the form attached as Schedule "I" to this Agreement; and

     (j) any other materials that are, in the opinion of the solicitors for Interurbain, reasonably required to complete the transactions contemplated under this Agreement.

7.    ARBITRATION

7.1 The parties hereto agree that all questions or matters in dispute with respect to this Agreement shall be submitted to arbitration pursuant to the terms hereof. For the purpose of this Part 7 of the Agreement, Interurbain and the Principals shall be one party and Datawave and DTV shall be one party.

7.2 It shall be a condition precedent to the right of any party hereto to submit any matter to arbitration pursuant to the provisions hereof that any party intending to refer any matter to arbitration shall have given prior written notice of its intention to do so to the other party together with written particulars of the matter in dispute. On the expiration of 10 days from the date such notice is deemed delivered, the party who gave such notice may proceed to refer the dispute to arbitration as provided in paragraph 7.3 hereof.

7.3 The party desiring arbitration shall appoint one arbitrator, and shall notify the other party of such appointment, and the other party shall, within 15 days after such notice is deemed delivered, appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within 30 days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator to act with them and be chairman of the arbitration herein provided for. If the other party shall fail to appoint an arbitrator within 15 days after notice of the appointment of the first arbitrator is deemed delivered, the first arbitrator shall be the only arbitrator. If the two arbitrators appointed by the parties shall be unable to agree on the appointment of the chairman, the chairman shall be appointed under the rules of the American Arbitration Association. Except as specifically otherwise provided in this paragraph, the arbitration herein provided for shall be conducted in accordance with such Act. The chairman, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place in Morris County, New Jersey, U.S.A. for the purpose of hearing the evidence and representations of the parties, and he shall preside over the arbitration and determine all questions of procedure not provided for under such Act or this paragraph. After hearing any evidence and representations that the parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing, and deliver one copy thereof to each of the parries. The expense of the arbitration shall be paid as specified in the award.

7.4 The parties agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final and binding upon each of them.

8.    GENERAL

8.1 Time and each of the terms and conditions of this Agreement shall be of the essence of this Agreement and any waiver by the parties of this paragraph
8.1 or any failure by them to exercise any of their rights under this Agreement shall be limited to the particular instance and shall not extend to any other instance or matter in this Agreement or otherwise affect any of their rights or remedies under this Agreement.

8.2 The Schedules to this Agreement incorporated by reference and the recitals to this Agreement constitute a part of this Agreement.

8.3 This Agreement constitutes the entire Agreement between the parties hereto in respect of the matters referred to herein and there are no representations, warranties, covenants or agreements, expressed or implied, collateral hereto other than as expressly set forth or referred to herein.

8.4 The headings in this Agreement are for reference only and do not constitute terms of the Agreement.

8.5 The provisions contained in this Agreement which, by their terms, require performance by a party to this Agreement subsequent to the Closing Date of this Agreement, shall survive the Closing Date of this Agreement.

8.6 No alteration, amendment, modification or interpretation of this Agreement or any provision of this Agreement shall be valid and binding upon the parties hereto unless such alteration, amendment, modification or interpretation is in written form executed by the parties directly affected by such alteration, amendment, modification or interpretation.

8.7 Whenever the singular or masculine is used in this Agreement the same shall be deemed to include the plural or the feminine or the body corporate as the context may require.

8.8 The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as any party may, either before or after the Closing Date, reasonably require in order to carry out the full intent and meaning of this Agreement.

8.9 Any notice, request, demand and other communication to be given under this Agreement shall be in writing and shall be delivered by hand or by telecopier to the parties at their following respective addresses:

          To Interurbain and the Principals:

          c/o Interurbain Communications, Inc.
          230 West Parkway, Unit 10
          Pompton Plains, New Jersey, U.S.A.
          07444

          Attention: Joshua Emanuel

          Telecopier: (201) 616-0022

          with a copy to:

          if mailed:                      if hand delivered or by overnight
                                          courier:

          Pitney, Hardin, Kipp & Szuch    Pitney, Hardin, Kipp & Szuch
          P.O. Box 1945                   200 Campus Drive
          Morristown, New Jersey, U.S.A.  Florsham Park, New Jersey, U.S.A.
          07962-1945                      07932

          Attention: Lori J. Braender

          Telecopier (201) 966-1550

          To Datawave and DTV:

          c/o Datawave Systems Inc.
          101 West 5th Avenue
          Vancouver, British Columbia, Canada
          V5Y 1H9

          Attention: Peter Hough

          Telecopier: (604) 874-1503

          with a copy to:


          Campney & Murphy
          Barristers and Solicitors
          P.O. Box 48800
          2100 - 1111 West Georgia St.
          Vancouver, B.C. V7X 1K9

          Attention: David J. Raffa/Michael R. Axford

          Telecopier: (604) 688-0829


or to such other addresses as may be given in writing by the parties hereto in the manner provided for in this paragraph, and shall be deemed to have been received, if delivered by hand, on the date of delivery, or if delivered by telecopier, on the date that it is sent.

8.10 This Agreement may not be assigned by any party hereto without the prior written consent of all of the parties hereto.

8.11 This Agreement shall be subject to, governed by, and construed in accordance with the laws of the State of New Jersey.

8.12 Interurbain and each of the Principals hereby appoints Joshua Emanuel as his or its attorney for the purposes of receiving all payments and notices to be delivered to them hereunder, and for the purpose of altering, mending, modifying or interpreting this Agreement on behalf of them, or executing and delivering documents and instruments and doing all such acts and things as may be required of them to carry out the full intent of this Agreement.

8.13 This Agreement may be signed by the parties in as many counterparts as may be deemed necessary, each of which so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

8.14 This Agreement may be terminated at any time prior to the Time of Closing by any one of the following methods:

     (a)  by mutual consent of the parties in writing;

     (b) by Purchasers in writing if any of the conditions in Section 5.1 have not been fulfilled, or waived by the Purchasers in writing, on or before February 21, 1997; or if any petition in bankruptcy shall have been filed by or against Interurbain or a receiver has been appointed for Interurbain or any of its assets or Interurbain admits in writing its inability to pay its debts as they mature (an "Event of Bankruptcy"); or

     (c) by Interurbain and Principals in writing if there shall have occurred an Event of Bankruptcy with respect to either of the Purchasers; or if any of the conditions in Section 5.2 have not been fulfilled or waived by them on or before February 21, 1997.


IN WITNESS WHEREOF the parties have hereunto set their hands and seals as of the Effective Date first above written.



The CORPORATE SEAL of         )
INTERURBAIN COMMUNICATIONS,   )
INC. was hereunto affixed     )
in the presence of:           )                         c/s
                              )
/s/                           )
________________________      )
                              )
/s/                           )
________________________      )

SIGNED, SEALED AND DELIVERED            )
by JOSHUA EMANUEL in the presence of:   )
                                        )
                                        )
 /s/ David Emanuel                      )        /s/ Joshua Emanuel
----------------------------------      )   --------------------------------
                                        )          JOSHUA EMANUEL
Signature of Witness                    )
                                        )
Name of Witness:  David Emanual         )
                ------------------      )
                                        )
Address of Witness:                     )
         Interurbain Communications, Inc)
         -------------------------      )
         230 West Parkway, Unit 10      )
         -------------------------      )
         Pompton Plains, NJ 07444       )
         -------------------------      )
                                        )
         -------------------------      )
Occupation of Witness: Vice President   )
                       -----------      )
                                        )



SIGNED, SEALED AND DELIVERED            )
by DAVID EMANUAL                        )
in the presence of:                     )
                                        )
                                        )
                                        )
  /s/ Joshua Emanuel                    )        /s/ David Emanuel
-------------------------------------   )  -----------------------------------
                                        )        DAVID EMANUEL
Name of Witness:  Joshua Emanual        )
                ------------------      )
Address of Witness:                     )
         Interurbain Communications, Inc)
         -------------------------      )
         230 West Parkway, Unit 10      )
         -------------------------      )
         Pompton Plains, NJ 07444       )
         -------------------------      )
                                        )
         -------------------------      )
Occupation of Witness: Vice President   )
                       -----------      )

SIGNED, SEALED AND DELIVERED            )
by ARTHUR FREEDBERG                     )
in the presence of:                     )
                                        )
                                        )
 /s/ Lawrence Freedberg                 )        /s/ Arthur Freedberg
----------------------------------      )   --------------------------------
                                        )          ARTHUR FREEDBERG
Signature of Witness                    )
                                        )
Name of Witness:                        )
          Lawrence Freedberg            )
       ---------------------------      )
Address of Witness:                     )
         Interurbain Communications, Inc)
         -------------------------      )
         230 West Parkway, Unit 10      )
         -------------------------      )
         Pompton Plains, NJ 07444       )
         -------------------------      )
                                        )
         -------------------------      )
Occupation of Witness: Vice President   )
                       -----------      )



SIGNED, SEALED AND DELIVERED            )
by LAWRENCE FREEDBERG                   )
in the presence of:                     )
                                        )
                                        )
 /s/ Arthur Freedberg                   )        /s/ Lawrence Freedberg
----------------------------------      )   --------------------------------
                                        )          LAWRENCE FREEDBERG
Signature of Witness                    )
                                        )
Name of Witness:
          Arthur Freedberg              )
       ---------------------------      )
Address of Witness:
         Interurbain Communications, Inc)
         -------------------------      )
         230 West Parkway, Unit 10      )
         -------------------------      )
         Pompton Plains, NJ 07444       )
         -------------------------      )
                                        )
         -------------------------      )
Occupation of Witness:  President       )
                       -----------      )


The CORPORATE SEAL OF                   )
DATAWAVE SYSTEMS INC. was               )
hereunto affixed in the presence of:    )                       c/s
                                        )
/s/                                     )
-------------------------------------   )
                                        )
/s/                                     )
-------------------------------------   )


The CORPORATE SEAL of DTV               )
TELECOMMUNICATIONS (US) INC.            )
was hereunto affixed in the presence of:)                       c/s
                                        )
  /s/                                   )
-------------------------------------   )

  /s/                                   )
-------------------------------------   )